Exhibit 99.5
FORM 51-102F3
MATERIAL CHANGE REPORT
Item 1. Name and Address of Company
Western Forest Products Inc.
435 Trunk Road, 3rd Floor
Duncan, BC V9L 2P9
Item 2. Date of Material Change
January 11, 2008
Item 3. News Release
Not applicable.
Item 4. Summary of Material Change
Changes in management of the Company.
Item 5.1 Full Description of Material Change
The Company has appointed Murray Johnston as Corporate Secretary of the Company effective January 11, 2008 in addition to his current office as Vice President and Chief Financial officer of the Company.
Item 5.2 Disclosure for Restructuring Transactions
Not applicable.
Item 6. Reliance on Subsection 7.1(2) or (3) of National Instrument 51-102
Not applicable.
Item 7. Omitted Information
None.
Item 8. Executive Officer
Murray Johnston, Vice President, Chief Financial Officer and Corporate Secretary Business Telephone: 250.715.2209
Item 9. Date of Report
January 18, 2008

WESTERN FOREST PRODUCTS INC.

(signed) “Murray Johnston”

Per:
Murray Johnston,
Vice President, Chief Financial Officer and Corporate Secretary